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                                                                EXHIBIT 4.27






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                          REGISTRATION RIGHTS AGREEMENT


                          Dated as of November 26, 1997

                                     between

                                PLD TELEKOM INC.


                                       and


                       THE TRAVELERS INSURANCE COMPANY and
                         THE TRAVELERS INDEMNITY COMPANY











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               This Registration Rights Agreement (this "Agreement") is made and entered into as of November 26, 1997 by and between PLD Telekom Inc. (the "Company") and The Travelers Insurance Company and The Travelers Indemnity Company (collectively, the "Lenders").

                                R E C I T A L S:


        A. The Company has entered into a Revolving Credit Note and Warrant Agreement dated as of the date hereof (the "Revolving Credit Agreement") with the Lenders providing, among other things, for (i) the commitment of the Lenders to make Series A Revolving Credit Loans from time to time to the Company in an aggregate principal amount not exceeding $12,400,000 (the "Series A Revolving Credit Loans") and Series B Revolving Credit Loans from time to time to the Company in an aggregate principal amount not exceeding $3,100,000 (the "Series B Revolving Credit Loans" and, together with the Series A Revolving Credit Loans, the "Revolving Credit Loans"), (ii) the issuance and delivery by the Company to the Lenders of the Company's 12% Series A Revolving Credit Notes due December 31, 1998 in the aggregate principal amount of $12,400,000 to evidence the obligation of the Company to repay Series A Revolving Credit Loans from time to time outstanding in accordance therewith (such notes, including all notes issued in substitution or exchange therefor pursuant to the Revolving Credit Agreement, being referred to herein as the "Series A Notes") and its 12% Series B Revolving Credit Notes due September 30, 1998 in the aggregate principal amount of $3,100,000 to evidence the obligation of the Company to repay Series B Revolving Credit Loans from time to time outstanding in accordance therewith (such notes, including all notes issued in substitution or exchange therefor pursuant to the Revolving Credit Agreement, being referred to herein as the "Series B Notes " and, together with the Series A Notes, the "Notes"), and (iii) the issuance by the Company to the lenders of the Company's (A) warrants (the "Series A Warrants") to purchase up to an aggregate of 315,000 shares of common stock, par value $0.01 per share, of the Company (the "Common Shares") and (B) warrants (the "Series B Warrants", together with the Series A Warrants, the "Initial Warrants") to purchase up to an aggregate of 108,000 Common Shares. Each Initial Warrant entitles the holder thereof, upon exercise, to purchase one (1) fully-paid and nonassessable Common Share (an "Initial Warrant Share") at an initial exercise price per share (the "Exercise Price") of $8.625. The Notes will be entitled to the benefit of the terms of and the collateral held by The Bank of New York, as trustee (together with its successors as trustee, the "Trustee"), pursuant to the terms of a trust agreement dated as of the date hereof (the "Trust Agreement") by and between the Company and the Trustee.

        B. Pursuant to the Revolving Credit Agreement, (i) the Company has agreed to deposit in escrow with the Trustee the Company's warrants (the "Additional Warrants") to purchase up to an aggregate of 182,000 Common Shares (the "Additional Warrant Shares") of which (A) up to 150,000 Additional Warrants are issuable to holders of Series A Notes and (B) up to 32,000 Additional Warrants are issuable to holders of Series B Notes, in each case with an initial Exercise Price of $8.625 and (ii) the Additional Warrants are required to be released from escrow and delivered to holders of Notes to the extent, in the manner and under the circumstances provided in Section 5 of the Trust Agreement.

        C. Pursuant to the Revolving Credit Agreement, the Company has also agreed to issue and deliver to the holders of the Series A Notes and the Series B Notes certain Company's



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warrants (the "Default Warrants", and, together with the Initial Warrants and the Additional Warrants, the "Warrants") to purchase certain numbers of Common Shares (the "Default Warrant Shares" and, together with the Initial Warrant Shares and the Additional Warrant Shares, the "Warrant Shares"), in each case at an Exercise Price of $.01 and with an expiration date on the date ten years from the date of issuance of such Warrants, as set forth in Section 2(c) thereof.

        D. Pursuant to a Warrant Agreement dated as of the date hereof (the "Warrant Agreement") by and between the Company and The Bank of New York as Warrant Agent (the "Warrant Agent"), the Exercise Price of the Warrants is subject to resetting in certain circumstances as provided in Section 2A thereof, and such Exercise Price and the number of shares issuable upon exercise of the Warrants are both subject to adjustment under certain circumstances as provided in Section 15 thereof.

               The parties hereby agree as follows:

SECTION 1.            DEFINITIONS

               As used in this Agreement, the following capitalized terms shall have the following meanings:

               Act: The Securities Act of 1933, as amended.

               Additional Warrants: As defined in Recital B of this Agreement.

               Additional Warrant Shares: As defined in Recital B of this Agreement.

               Additional Warrant Shares Shelf Registration Statement: As defined in Section 3(b) hereof.

               Business Day: Any day except a Saturday, Sunday or other day in the City of New York on which banks are authorized to close.

               Closing Date: As defined in the Revolving Credit Agreement.

               Commission: The Securities and Exchange Commission.

               Default Warrants: As defined in Recital C of this Agreement.

               Default Warrant Shares: As defined in Recital C of this
Agreement.

               Default Warrant Shares Shelf Registration Statement: As defined in Section 3(c) hereof.

               Holders: As defined in Section 2 hereof.



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               Indemnified Holder: As defined in Section 6(a) hereof.

               Initial Warrants : As defined in Recital A of this Agreement.

               Initial Warrant Shares: As defined in Recital A of this
Agreement.

               Initial Warrant Shares Shelf Registration Statement: As defined in Section 3(a) hereof.

               NASD: National Association of Securities Dealers, Inc.

               Notes: As defined in Recital A of this Agreement.

               Person: An individual, partnership, corporation, limited liability company, trust, unincorporated organization, or a government or agency or political subdivision thereof.

               Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement, term sheet, abbreviated term sheet, supplement with pricing related information and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

               Registration Statement: Any registration statement of the Company relating to the registration for resale of Transfer Restricted Warrant Shares pursuant to a Shelf Registration Statement (i) which is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

               Revolving Credit Agreement: As defined in Recital A of this Agreement.

               Shelf Registration Statement: The Initial Warrant Shares Shelf Registration Statement, the Additional Warrant Shares Shelf Registration Statement and the Default Warrant Shares Shelf Registration Statement, as applicable.

               Transfer Restricted Initial Warrant Shares: Each Initial Warrant Share, until the earliest to occur of (a) the date on which such Initial Warrant Share has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement and (b) the date on which such Initial Warrant Share is distributed to the public pursuant to Rule 144 under the Act.

               Transfer Restricted Additional Warrant Shares: Each Additional Warrant Share, until the earliest to occur of (a) the date on which such Additional Warrant Share has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement and (b) the date on which such Additional Warrant Share is distributed to the public pursuant to Rule 144 under the Act.



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               Transfer Restricted Default Warrant Shares: Each Default Warrant
Share, until the earliest to occur of (a) the date on which such Default Warrant Share has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement and (b) the date on which such Default Warrant Share is distributed to the public pursuant to Rule 144 under the Act.

               Transfer Restricted Warrant Shares: Together, Transfer Restricted Initial Warrant Shares, Transfer Restricted Additional Warrant Shares and Transfer Restricted Default Warrant Shares

               Trust Agreement: As defined in Recital B of this Agreement.

               Underwriter: Any underwriter, placement agent, selling broker, dealer manager, qualified independent underwriter or similar securities industry professional.

               Underwritten Offering: An offering in which securities of the Company are sold by the applicable Holders to an underwriter for reoffering to the public.

               Warrant Agent: As defined in Recital D of this Agreement.

               Warrant Agreement: As defined in Recital D of this Agreement.

               Warrants: As defined in Recital C of this Agreement.

               Warrant Shares: As defined in Recital C of this Agreement.

SECTION 2.           HOLDERS

               A Person is deemed to be a holder of Transfer Restricted Warrant Shares (each, a "Holder") whenever such Person owns of record Transfer Restricted Warrant Shares.


SECTION 3.           DEMAND SHELF REGISTRATION

               (a) Initial Warrant Shares Shelf Registration: At any time after a majority of the Initial Warrants shall have been exercised, upon written request of the holder or holders of not less than a majority of the Initial Warrant Shares then outstanding that the Company effect the registration under the Act of the Initial Warrant Shares, the Company will promptly (and in any event within 90 days of the date of such request) cause to be filed a shelf registration statement under the Act (the "Initial Warrant Shares Shelf Registration Statement"), relating to all Initial Warrant Shares, the Holders of which shall have provided the information required pursuant to Section 3(d) hereof, and shall use its reasonable best efforts to cause such Initial Warrant Shares Shelf Registration Statement to become effective under the Act on or prior to 150 days after the date of such request. The Company shall use its best efforts to keep the Initial Warrant Shares



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Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 4(a) and (b) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted
Initial Warrant Shares by the Holders thereof entitled to the benefit of this
Section 3(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time until the earlier of (A) two years after a majority of all Initial Warrants have been exercised and (B) ten years after following the date on which such Initial Warrant Shares Shelf Registration Statement becomes effective under the Act.

               (b) Additional Warrant Shares Shelf Registration. In the event that any Additional Warrants shall have been released from escrow and delivered to holders of Notes pursuant to the terms of the Trust Agreement, then, at any time after a majority of the then-outstanding Additional Warrants shall have been exercised, upon the written request of the holder or holders of not less than a majority of the Additional Warrant Shares then outstanding that the Company effect the registration under the Act of the Additional Warrant Shares, the Company will promptly (and in any event within 90 days of the date of such request) cause to be filed a shelf registration statement under the Act (the "Additional Warrant Shares Shelf Registration Statement"), relating to all Additional Warrant Shares, the Holders of which shall have provided the information required pursuant to Section 3(d) hereof, and shall use its reasonable best efforts to cause such Additional Warrant Shares Shelf Registration Statement to become effective under the Act on or prior to 150 days after the date of such request. The Company shall use its best efforts to keep the Additional Warrant Shares Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 4(a) and (b) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Additional Warrant Shares by the Holders thereof entitled to the benefit of this Section 3(b), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, until the earlier of (A) two years after a majority of the then-outstanding Additional Warrants have been exercised and (B) ten years following the date on which such Additional Warrant Shares Shelf Registration Statement becomes effective under the Act.

               (c) Default Warrant Shares Shelf Registration: In the event that any Default Warrants shall have been issued and delivered to holders of Notes pursuant to the terms of the Revolving Credit Agreement, then, at any time after a majority of the Default Warrants shall have been exercised, upon the written request of the holder or holders of not less than a majority of the Default Warrant Shares then outstanding that the Company effect the registration under the Act of the Default Warrant Shares, the Company will promptly (and in any event within 90 days of the date of such request) cause to be filed a shelf registration statement under the Act (the "Default Warrant Shares Shelf Registration Statement"), relating to all Default Warrant Shares, the Holders of which shall have provided the information required pursuant to Section 3(d) hereof, and shall use its reasonable best efforts to cause such Default Warrant Shares Shelf Registration Statement to become effective on or prior to 150 days after the date of such request. The Company shall use its best efforts to keep the Default Warrant Shares Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 4(a) and (b) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Default



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Warrant Shares by the Holders thereof entitled to the benefit of this Section
3(c), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, until the earlier of (A) two years after a majority of the then-outstanding Default Warrants have been exercised and (B) ten years following the date on which such Default Warrant Shares Shelf Registration Statement becomes effective under the Act.

               (d) Provision by Holders of Certain Information in Connection with the Shelf Registration Statements. A Holder of Transfer Restricted Warrant Shares may not include any of its Transfer Restricted Warrant Shares in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a request therefor, such information specified in Item 507 of Regulation S-K under the Act, and any other similar information reasonably requested by the Company, for use in connection with any Shelf Registration Statement, Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

               (e) Limitation on Registration Rights. Notwithstanding anything to the contrary contained herein, the Company shall be entitled to postpone for a reasonable period of time (but in no event more than 120 days) the filing of any Registration Statement otherwise required to be prepared and filed by it hereunder if, at the time it receives a request for such registration, (i) the Company reasonably determines, on the basis of written advice to such effect from an investment banking firm representing the Company, that such registration and the offering and sales thereunder by Holders would materially interfere with any financing, acquisition, corporate reorganization or other material transaction or development involving the Company or any of its Subsidiaries, and promptly gives the Holders notice of such determination or (ii) the Company would be required to undergo a special interim audit or to prepare and file with the Securities and Exchange Commission sooner than would otherwise be required pro forma or other financial statements.

               (f) Single Registration Statement. The Company shall be entitled, at its option and in its sole discretion, to include in any Registration Statement required to be prepared and filed by it hereunder any other securities of the Company, whether offered by the Company or any other Holder of Warrant Shares or any other holder of Common Shares of the Company.


SECTION 4.         REGISTRATION PROCEDURES

               (a) General Provisions. In connection with any Registration Statement and any related Prospectus provided for by this Agreement, the Company shall:

                      (i) use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the respective



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        periods specified in Section 3 of this Agreement. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Warrant Shares during the period required by this Agreement, the Company shall take appropriate action to correct any such misstatement or omission and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                      (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the respective periods set forth in Section 3 hereof and otherwise to comply with the applicable provisions of the Act and the rules and regulations promulgated thereunder in respect of such amendments; and comply with the provisions of the Act directly applicable to and required to be complied with by the Company with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                      (iii) advise the Underwriter(s) with respect to such Registration Statement (the "Managing Underwriter(s)"), if any, and selling holders named in any Registration Statement (the "Selling Holders") promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to a Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of a Shelf Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Warrant Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (E) of the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Warrant Shares under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;



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                      (iv) to the extent reasonably practicable, furnish to the
        Lenders, each Selling Holder and each of the Managing Underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus which documents will be subject to the review and comment of such Holders and Managing Underwriter(s) in connection with such sale, if any, for a period of three Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus to which the Selling Holders or the Managing Underwriter(s), if any, shall reasonably object within three Business Days after the receipt thereof; provided, however, that any document incorporated by reference in any such Registration Statement or Prospectus shall be provided to the Lenders, such Selling Holders and such Managing Underwriter(s) at the time that such amendment or supplement is filed with the Commission;

                      (v) to the extent reasonably practicable, prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Selling Holders and to the Managing Underwriter(s) in connection with such sale, if any, for a period of three Business Days, make the Company's representatives available for discussion of such document and other customary due diligence matters during such period, and include such information in such document prior to the filing thereof as such Selling Holders or Managing Underwriter(s), if any, reasonably may request within three Business Days;

                      (vi) make available at reasonable times for inspection by the Selling Holders, any Managing Underwriter(s) and any attorney or accountant retained by such Selling Holders or any of such Managing Underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Selling Holder, underwriter, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, however, that such Selling Holders, Managing Underwriter(s), attorneys or accountants agree to keep confidential any records, information or documents that are designated by the Company in writing as confidential and to use such information obtained pursuant to this provision only in connection with the transaction for which such information was obtained, and not for any other purpose, unless (i) such records, information or documents (x) are available to the public,(y) were already in such Selling Holders', Managing Underwriter(s)', attorneys' or accountants' possession prior to its receipt from the Company and they do not otherwise have any obligation to keep such records, information or documents confidential or (z) are obtained by such Selling Holders, Managing Underwriters, attorneys or accountants from a third person who, insofar as is known to such Selling Holders, Managing Underwriters, attorneys or accountants, is not prohibited from transmitting the information to such Selling Holders, Managing Underwriter(s), attorneys or accountants by a contractual, legal or fiduciary obligation to the Company or a third party, or (ii) disclosure of such records, information



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        or documents is required by court or administrative order after the exhaustion of appeals thereafter or by any industry self-regulatory body of the jurisdiction of which such Selling Holder is subject;

                      (vii) if requested by any Selling Holders or the Managing Underwriter(s) in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Selling Holders and Managing Underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Warrant Shares, information with respect to the number of Transfer Restricted Warrant Shares being sold to such Managing Underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Warrant Shares to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as legally required after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                      (viii) furnish to each Selling Holder and each of the Managing Underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated therein by reference (in each case, without exhibits thereto, unless requested);

                      (ix) deliver to each Selling Holder and each of the Managing Underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the Selling Holders and each of the Managing Underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Warrant Shares covered by the Prospectus or any amendment or supplement thereto;

                      (x) use its best efforts to enter into such underwriting agreements and other selling agreements as are customary in underwritten offerings and take all such other reasonable actions in connection therewith (including those reasonably requested by the Managing Underwriter(s) or the Selling Holders who hold a majority of the Transfer Restricted Warrant Shares included in such registration) in order to expedite or facilitate the disposition of the Transfer Restricted Warrant Shares pursuant to the Registration Statement, provided that the Company shall have no liability for any compensation or reimbursement of expenses due to any Underwriter or other party assisting in the disposition of such Transfer Restricted Warrant Shares or other expenses incurred by the Holder thereof in connection with such disposition other than agreed upon expenses, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering, the Company shall: (i) to the extent possible, make such representations and warranties to the Selling Holders and the



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        Managing Underwriter(s), if any, with respect to the business of the
        Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when reasonably requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriter(s), if any, and the Selling Holders of a majority in principal amount of the Transfer Restricted Warrant Shares included in such Registration Statement), addressed to each Selling Holder and each of the Managing Underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings; (iii) to the extent permitted by the professional standards governing the accounting profession at the time, obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriter(s), if any) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are requested to be, included in the Registration Statement), addressed to each of the Managing Underwriter(s), if any, and each Selling Holder, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and
        (iv) deliver such other documents and certificates as may be reasonably requested by the Selling Holders of a majority in number of the Transfer Restricted Warrant Shares included in such Registration Statement or the Managing Underwriter(s), if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (x).

               The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in (A)(1) above cease to be true and correct, the Company shall so advise the Managing Underwriter(s), if any, and Selling Holders promptly and if requested by such Persons, shall confirm such advice in writing;

                      (xi) cooperate with the Selling Holders, the Managing Underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Warrant Shares under the Blue Sky law of such jurisdictions as the Selling Holders or Managing Underwriter(s) may request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Warrant Shares covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not now so subject;



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

                   (xii) in connection with any sale of Transfer Restricted Warrant Shares that will result in such Warrant Shares no longer being Transfer Restricted Warrant Shares, cooperate with the Selling Holders and the Managing Underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Warrant Shares to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Warrant Shares in such denominations and such names as the Holders or the Managing Underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Warrant Shares;

                      (xiii) use its reasonable best efforts to cause the Transfer Restricted Warrant Shares covered by the Registration Statement to be registered with or approved by such other regulatory agencies or authorities as are necessary to enable the seller or sellers thereof or the Managing Underwriter(s), if any, to consummate the disposition of such Transfer Restricted Warrant Shares, subject to the proviso contained in clause (xi) above;

                      (xiv) if any fact or event contemplated by Section 4(a)(iii)(D) or (E) above shall exist or have occurred, use its reasonable best efforts to prepare a supplement or post-effective amendment to a Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Warrant Shares, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                      (xv) provide CUSIP number(s) for all Transfer Restricted Warrant Shares, not later than the effective date of a Registration Statement covering such Transfer Restricted Warrant Shares, and provide the Warrant Agent under the Warrant Agreement with printed certificates for Warrant Shares, which are in a form eligible for deposit with the Depository Trust Company;

                      (xvi) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") (other than Smith Barney Inc. or Salomon Brothers) that is required to be retained in accordance with the rules and regulations of the NASD , and use its best efforts to cause such Registration Statement to become effective and approved by such regulatory agencies or authorities as are necessary to enable the Holders selling Transfer Restricted Warrant Shares to consummate the disposition of such Transfer Restricted Warrant Shares;

                      (xvii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the

        Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act); and

                      (xviii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of
        Section 13 or Section 15(d) of the Exchange Act.

               (b) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Warrant Share that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 4(a)(iii)(C), (D) or (E) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Warrant Shares pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(a)(xiv) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus currently being used may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Warrant Shares that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(a)(iii)(C), (D) or (E) hereof to and including the date when each Selling Holder covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 4(a)(xiv) hereof or (y) the Advice.

               Each Holder further agrees that, upon receipt of notice from the Company that the Company intends to make an offering to the public of its securities, whether or not through an Underwriter, such Holder will forthwith discontinue disposition of Transfer Restricted Warrants for such period (not to exceed 120 days) as is required to complete such offering and for a further period of 120 days after the completion of such offering.


SECTION 5.                   REGISTRATION EXPENSES

               All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" (other than Smith Barney Inc. or Salomon Brothers) and its counsel, as may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all printing expenses of printing (including printing certificates for Warrants and Warrant Shares and printing of Prospectuses); (iv) all fees and disbursements of counsel for the Company; and
(v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

Notwithstanding anything in this Section 5 to the contrary, the Company shall not be required to pay the fees and expenses of any holder of the Notes and/or Warrants or of legal counsel for any such holder, or of any underwriter or of legal counsel for any underwriter, other than a "qualified independent underwriter" (acting solely in such capacity) as provided in clause (i) of the preceding sentence.

               The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.


SECTION 6.                   INDEMNIFICATION

               (a) The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act (any person referred to above being sometimes hereinafter referred to as an "Indemnified Holder"), against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Indemnified Holder or any underwriter expressly for use therein; provided, further, however, that the indemnification provided for in this subsection shall not inure to the benefit of any indemnified party with respect to any sale or disposition of Transfer Restricted Warrant Shares by such Holder in violation of the provisions of Section 4(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including, under this Agreement.

               (b) Each Holder agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section

20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by such Holder (or its related Indemnified Holder) expressly for use therein. This indemnity will be in addition to any liability which such Holder may otherwise have, including, under this Agreement.

               (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6, except to the extent that it has been prejudiced in any material respect by such failure, or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded, based upon written advice of counsel, that representation by the same counsel of both the indemnifying party and the indemnified parties could result in a conflict of interest (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties. The indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one separate firm of attorneys for all indemnified parties in each jurisdiction in which any claim or action is brought; provided, however, that the indemnifying party shall be liable for separate counsel for any indemnified party in a jurisdiction, if counsel to the indemnified parties shall have concluded in writing that representation by one counsel of both such indemnified party and the other indemnified parties could result in a conflict of interest. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

               (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 6 is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company and each Holder shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than any Indemnified Holders, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company and any Holder may be subject, in such proportion as is appropriate to reflect the relative benefits received by (i) the Company from the offering of the Notes and
(ii) any such Holder (and its related Indemnified Holder) from its sale of Warrant Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and any Holder shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Notes (before deducting expenses) received by the Company and (y) the total proceeds received by such Holder upon its sale of Transfer Restricted Warrant Shares which otherwise would give rise to the indemnification obligation, respectively. The relative fault of the Company and of any Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Holder or its related Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 6, (i) no Holder or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Warrant Shares exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section

11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 6. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 6, except to the extent that it has been prejudiced in any material respect by such failure, or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

               (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.


SECTION 7.         RULE 144 AND 144A

               The Company covenants that it will file the reports required to be filed by it (if so required) under the Exchange Act and the rules and regulations thereunder in a timely manner and, if at any time the Company is not required to file such reports, it will upon the request of any Holder of Transfer Restricted Warrant Shares, use its best efforts to make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A. The Company further covenants that it will take such further action as any Holder of Transfer Restricted Warrant Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Warrant Shares without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A. Upon the request of any Holder of Transfer Restricted Warrant Shares, the Company will deliver to such Holder a written statement as to whether the Company has complied with such information and requirements.


SECTION 8.         UNDERWRITTEN OFFERINGS

               The Holders of Transfer Restricted Warrant Shares may elect to sell their Transfer Restricted Warrant Shares pursuant to up to three Underwritten Offerings; provided, however, that in no event shall any Holder commence any such Underwritten Offering if (A) a period of less than 180 days has elapsed (i) since the consummation of the most recent Underwritten Offering hereunder or (ii) since the consummation of any offering of securities by the Company to the public, whether or not through an Underwriter, or (B) the Company notifies such Holder that it intends to make such an offering within the next 120 days. No Holder may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Warrant Shares on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, lock-up letters and other documents required under the terms of such underwriting arrangements. Nothing in this Agreement shall give any Holder any right to join in any offering by the Company of its securities to the public.


SECTION 9.         SELECTION OF UNDERWRITERS

               In any Underwritten Offering, the Underwriters for the offering will be selected by the Holders of a majority in number of the Transfer Restricted Warrant Shares included in such offering; provided, that such Underwriters must be reasonably satisfactory to the Company.

SECTION 10.        MISCELLANEOUS

               (a) Remedies. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Revolving Credit Agreement, the Trust Agreement or any Security Document referred to therein or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, provided that nothing herein shall be deemed to prevent the Company from entering into arrangements for the sale of its securities pursuant to normal and customary arrangements therefor.

               (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority in number of Transfer Restricted Warrant Shares.

               (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                      (i) if to a Holder, at the address set forth on the records of the Warrant Agent under the Warrant Agreement, with a copy to the Warrant Agent under the Warrant Agreement;

                      (ii)   if to the Company:

                             PLD Telekom Inc.
                             680 Fifth Avenue
                             24th Floor
                             New York, New York 10019

                             Facsimile No.: (212) 262-8870
                             Attention:  Chief Financial Officer
                             Telephone No.: (212) 262-6060

                             With copies to: Morgan, Lewis & Bockius LLP
                             101 Park Avenue
                             New York, New York  10178
                             Facsimile No.:  (212) 309-6273
                             Attention: H. Franklin Bloomer, Jr., Esq.
                             Telephone No.: (212) 309-6146

 (or, in the case of any such recipient, to such other address or facsimile number as it shall have specified in writing to the person sending such notice or other communication).

               All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

               (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, Holders and subsequent Holders of Transfer Restricted Warrant Shares; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Warrant Shares directly from such Holder.

               (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

               (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Warrants and the Warrant Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                              PLD TELEKOM INC.


                                              By:  /s/ E. Clive Anderson
                                                   -----------------------------
                                                   Name:  E. Clive Anderson
                                                   Title: Senior Vice President


                                              THE TRAVELERS INSURANCE
                                              COMPANY

                                              By:  /s/ Craig H. Farnsworth
                                                   -----------------------------
                                                   Name:  Craig H. Farnsworth
                                                   Title: Second Vice President


                                              THE TRAVELERS INDEMNITY
                                              COMPANY

                                              By:  /s/ Craig H. Farnsworth
                                                   -----------------------------
                                                   Name:  Craig H. Farnsworth
                                                   Title: Second Vice President